UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2017

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
2nd Floor
New York, NY	10171
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2017, Peter C. Georgiopoulos, Chief Executive Officer and Chairman of the Board of Gener8 Maritime, Inc. (the “Company”) and Leonard J. Vrondissis, Executive Vice President, Secretary and Chief Financial Officer of the Company each were granted awards of stock options (“Stock Options”) pursuant to the Company’s 2012 Equity Incentive Plan, as amended and restated, effective June 22, 2015 as approved by the Board of Directors of the Company on the recommendation of its Compensation Committee.

Mr. Georgiopoulos received Stock Options to purchase 500,000 shares of common stock.  Mr. Vrondissis received Stock Options to purchase 25,000 shares of common stock.  The Stock Options are exercisable at an exercise price of $4.69 per share of common stock.  The exercise price is equal to the closing trading price of the Company’s common stock on the New York Stock Exchange on January 5, 2017.  The Stock Options were fully vested upon grant, have a 7-year term, subject to earlier termination upon the occurrence of certain events related to termination of employment, and are subject to the provisions of Stock Option Grant Agreements, the form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1

Form of Stock Option Agreement with respect to grants of options to purchase common stock of the Company pursuant to the Company’s 2012 Equity Incentive Plan, (as amended and restated, effective June 22, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Secretary and Executive Vice President

DATE:   January 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Stock Option Agreement with respect to grants of options to purchase common stock of the Company pursuant to the Company’s 2012 Equity Incentive Plan, (as amended and restated, effective June 22, 2015)